SECURITIES AND EXCHANGE COMMISSION

               Washington, D.C. 20549


                      FORM 8-K

                   CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934


Date of Report (Date of earliest event reported): June 24, 1997


               INTERFACE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)


   Delaware              0-10902                  38-1857379
(State or Other  (Commission File Number)       (IRS Employer
  Jurisdiction                                 Identification No.)
of Incorporation)

5855 Interface Drive, Ann Arbor, Michigan         48104
(Address of principal executive offices)       (Zip Code)


Registrant's telephone number, including area code:
           (313) 769-5900


(Former name or former address, if changed since last report)












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Item 4.  Changes in Registrant's Certifying Accountants

(a)  Previous Independent Accountants

     On June 24, 1997, the Audit Committee of the Board of Directors of Interface Systems, Inc. (the "Company") determined not to retain the firm of BDO Seidman, LLP to audit the Company's financial statements for the year ending September 30, 1997. BDO Seidman, LLP had been the Company's principal accountants for the purpose of auditing its financial statements since September 30, 1987.

     The reports of BDO Seidman, LLP on the financial statements for the years ended September 30, 1996 and 1995 contained no adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles.

     The Company has had no disagreements with BDO
     Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of BDO Seidman, LLP, would have caused it to make reference to the subject matter of the disagree-ments in connection with its reports relating to the auditing of the Company's financial statements for the years ended September 30, 1996 and 1995.

(b)  New Independent Accountants

     On June 24, 1997, the Company engaged the accounting firm of Arthur Andersen LLP as its principal accountants to audit the Company's financial statements for the fiscal year ending September 30, 1997.


Item 7.  Financial Statements and Exhibits

7(c) - Exhibits

     1     Letter Regarding Change in Certifying Accountants



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                     SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 INTERFACE SYSTEMS, INC.



Date: June 27, 1997            By: /S/ John R. Ternes
                                   ---------------------------
                                   John R. Ternes
                                   Vice President and
                                   Chief Financial Officer